Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128430) of Builders FirstSource, Inc. of our report dated March 12, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the references to us under the heading “Selected Financial Data” in this Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
March 12, 2007